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                                                                      Exhibit 21


                 List of Subsidiaries of Concord Camera Corp.(1)


                                                         Jurisdiction of
                                                         Incorporation or
          Name of Subsidiary                               Organization
          ------------------                               ------------

Concord-Keystone Sales Corp.                                New Jersey

Concord Camera Illinois Corp.(2)                             Illinois

Concord Camera GmbH                                          Germany

Concord Camera France S.A.R.L.                                France

Concord Camera HK Limited(3)                                Hong Kong

Concord Camera (Europe) Limited                              England

Goldline (Europe) Limited                                    England

Concord Camera (Shenzhen) Company Limited           People's Republic of China








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(1)  As of August 31, 2002, all subsidiaries are wholly owned (directly or indirectly).
(2)  Canada: d/b/a Concord Camera Canada.
(3)  People's Republic of China: d/b/a Concord Henggang Electronics Factory.